EXHIBIT 10.4

FIRST AMENDMENT TO CONSENT TO SUBLEASE
This First Amendment to Consent to Sublease (this “Amendment”) is executed as of August 28, 2015, between FSP-SUNNYVALE OFFICE PARK, LLC, a Delaware limited liability company (“Landlord”), GOOGLE INC., a Delaware corporation (“Tenant”), and JUNIPER NETWORKS, INC., a Delaware corporation (“Subtenant”).
RECITALS:
A.Tenant’s predecessor-in-interest with respect to the Lease (defined below) and Landlord entered into that certain Lease dated as of June 18, 1999 (the “Original Lease”), as amended by that certain First Amendment to Lease dated February 28, 2000 (the “First Amendment”), as further amended by that certain Lease Commencement Date Certificate dated July 26, 2000 (the “Commencement Certificate”), as further amended by that certain Second Amendment to Lease dated as of October 14, 2009 (the “Second Amendment”), and as further amended by that certain Assignment and Assumption of Lease Agreement dated as of August 18, 2014 (the “Assignment”), and as further amended by that certain Consent to Assignment and Third Amendment to Lease dated as of August 18, 2014 (the “Consent and Amendment”) (the Original Lease, the First Amendment, the Commencement Certificate, the Second Amendment, the Assignment and the Consent and Amendment are collectively known as the “Lease”), under which Landlord is leasing to Tenant the entire office building, consisting of 144,315 rentable square feet of space (the “Leased Premises”), located at 1194 Mathilda Avenue, Sunnyvale, California 94089 and commonly known as 1194 Mathilda (the “Building”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

B.Tenant and Subtenant entered into a Sublease Agreement dated as of August 18, 2014 (the “Sublease”), under which Tenant subleased the Leased Premises to Subtenant. Landlord consented to the Sublease in the Consent to Sublease dated as of August 18, 2014 (the “Consent”).

C.Tenant and Subtenant have entered into a First Amendment to Sublease dated as of June 30, 2015 (the “Sublease Amendment”), wherein Tenant and Subtenant are extending the term of the Sublease and making certain other changes to the Sublease, as more particularly described in the Sublease Amendment, an executed copy of which is attached hereto as Exhibit A.

D.Landlord hereby consents to the Sublease Amendment, subject to the terms and conditions contained herein.

AGREEMENTS:
For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Consent. Subject to the terms and conditions contained in the Consent and this Amendment, Landlord hereby consents to the Sublease Amendment. Landlord’s consent contained herein shall not waive its rights as to any subsequent renewal, assignment, sub-sublease or other transfer and shall not be construed as a consent to any modifications of the terms of the Lease (as opposed to the Sublease) contained in the Sublease Amendment (if any) unless such modifications are expressly set forth in this Amendment.

2.Full Force and Effect. Except as otherwise provided herein, the Consent among Landlord, Tenant and Subtenant shall remain in full force and effect.

3.Payment of Landlord's Attorneys’ Fees. Subtenant's delivery to Landlord of all attorneys’ fees incurred by Landlord associated with this Amendment, as established by Landlord’s delivery to Subtenant of an invoice for such fees with a reasonable summary thereof, shall be a condition precedent to Landlord's consent as provided in Section 1.

4.Brokerage. In no event shall Landlord be liable for any leasing or brokerage commission with respect to the negotiation and execution of the Sublease Amendment or this Amendment, and Tenant and Subtenant shall each jointly and severally indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party with respect to the Sublease Amendment or this Amendment.

5.Ratification. Tenant and Subtenant hereby ratify and confirm their respective obligations under the Lease, and represent and warrant to Landlord that, as of the date hereof, they have no defenses thereto. Additionally, Tenant and Subtenant further confirm and ratify that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) neither of such parties has any claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord, Tenant or Subtenant, and (c) all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

6.Prohibited Persons and Transactions. Tenant and Subtenant each acknowledges that the representations and warranties made in Section 20 of the Consent to Sublease (pertaining to OFAC) remain valid and are remade as of the date of this Amendment.

7.Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord, Tenant, and Subtenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the state in which the Leased Premises are located.

8.Confidentiality. Landlord, Tenant and Subtenant acknowledge that the terms and conditions of the Sublease and the Consent, as amended by the Sublease Amendment and this Amendment, are to remain confidential on the same terms and conditions of Section 22 of the original Consent.

9.Amendment; Entire Agreement. This Amendment shall not be amended or modified except by an instrument in writing signed by all the parties hereto and this Amendment contains all of the agreements, understandings, representations and warranties of the parties with respect to the subject matter hereof.

10.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties hereto may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

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EXECUTED as of the date first written above.

LANDLORD:	FSP-SUNNYVALE OFFICE PARK, LLC, a
Delaware limited liability company
By: /s/ Joseph A. Corrente
Name: Joseph A. Corrente
Title: Executive Vice President

TENANT:	GOOGLE INC., a Delaware corporation
By: /s/ David Radcliffe 8/31/15
Name: David Radcliffe
Title: VP. Real Estate

SUBTENANT:	JUNIPER NETWORKS, INC., a Delaware
corporation
By: /s/ Mitchell Gaynor
Name: Mitchell Gaynor
Title: Executive Vice President